State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on July 31, 2018, to Articles of Incorporation for HOLLYWOOD MEDIA CORP. which changed its name to NOVELSTEM INTERNATIONAL CORP., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H18000220690. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P93000005253.

Authentication Code: 718A00015786-080118-P93000005253-1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
First day of August, 2018

Ken Detzner

Ken Detzner
Secretary of State

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
HOLLYWOOD MEDIA CORP.

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the "Act"), Hollywood Media Corp. (the "Corporation"), a corporation organized and existing under the Act, hereby adopts the following Articles of Amendment ("Articles of Amendment") to its Third Amended and Restated Articles of Incorporation ("Articles of Incorporation"). The Articles of Amendment were approved and adopted by the shareholders of the Corporation on July 7, 2018. The number of votes cast by the shareholders was sufficient for approval of these Articles of Amendment.

1. Name of Corporation. The name of the Corporation is HOLLYWOOD MEDIA CORP.

2. Date of Filing of Articles of Incorporation. The Corporation filed its Articles of Incorporation with the Florida Department of State on December 22, 1999.

3. Amendment to Articles of Incorporation. Article I of the Corporation's Articles of Incorporation is hereby amended by deleting the current text of Article I in its entirety and substituting the following in lieu thereof:

"ARTICLE I
Name

The name of this corporation is NovelStem International Corp. (the "Corporation")."

[Signature Page Follows]

IN WITNESS WHEREOF, these Articles of Amendment to Articles of Incorporation have been executed by the undersigned duly authorized officer of the Corporation as of the 7th day of July, 2018.

HOLLYWOOD MEDIA CORP.

By: [signature]

Name: Mitchell Rubenstein

Title: Chief Executive Officer